Confidentiality and Consulting Agreement

         This Agreement ("Agreement") is entered into effective February 15, 2000 by and between KBS TECHNOLOGIES, INC.("KBS") and Brad White ("Consultant").

         Whereas, Consultant desires to work as a consultant for KBS, to acknowledge the ownership of the property of KBS, and to agreed to keep confidential and preserve to value for KBS of the confidential information of KBS as a condition of Consultant's compensation and benefits received for services rendered for KBS.

         For compensation to be paid and Consultant benefits to be received and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Consultant agrees to become an Consultant of KBS, and KBS agrees to engage Consultant as an Consultant of KBS, upon the terms and conditions and for the compensation and other Consultant benefits as the parties mutually agree. The consultant relationship is an AT-WILL relationship which either may terminate or modify at any time with or without cause.

         2. KBS agrees to pay Consultant 75% of all net collected receipts for work performed by Consultant for KBS and its customers.

         3. Consultant agrees that the Protected Property and all work done by Consultant for KBS is the sole property of KBS. The Protected Property is confidential, proprietary and competitively sensitive. Consultant's sole right to use the Protected Property is as an Consultant of KBS.

         4. Consultant agrees to keep strictly confidential all the Protected Property, except as permitted hereby. Consultant agrees not to use the Protected Property for any purpose other than for the sole benefit of KBS in furtherance of the best interest and benefit of KBS.

         5. KBS is entitled to specific performance, mandatory injunctive relief and any other damages at law or in equity for Consultant's breach of this Agreement. These remedies are cumulative, money damages are inadequate and are not punitive.

         6. Consultant agrees to return all documents and copies of all Protected Property upon the termination with KBS.

         7. Consultant is not an employee, partner, joint venturer or other representative of KBS. Consultant is an independent contractor. All work done and all compensation received for work done for KBS shall belong to and be surrendered to KBS.

         KBS TECHNOLOGIES,  INC.                     Consultant:

         By: /s/ Kipp Slicker                        /s/ Brad White

         Kipp Slicker, President                     Brad White




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                                    EXHIBIT A
                           DEFINITION OF KBS PROPERTY

                  For purposes of this Agreement, all Technical Information, all
Business  and  Commercial   Information,   and  All  Miscellaneous   Information
concerning KBS, including:

(i) Technical Information. All trade secrets, inventions, discoveries, know-how, formulas, formulations, compositions, specifications, patents, patent applications, copyrights, software and applications, drawings, schematics, processes, process technologies, manufacturing techniques, tests, test results, research and development and similar technical information, together with all actual and proposed modifications and alterations made, created, developed, invented or discovered by or for and on behalf of KBS; and

(ii) Business and Commercial Information. All information concerning the financial condition, business and financial results of operations, marketing strategies, financial projections, contacts with customers and prospective customers, prospective business acquisitions, lists of customers and their expected requirements, customer representatives, lists of prospective customers and their expected requirements, costs, pricing, margins, sales, quantities, product plans, market information, purchase orders, sources of supply, projections, confidential personnel information, all contracts or agreements containing confidentiality provisions, the contents of all agreements relating to any of the foregoing and all other information relating to KBS or its customers or prospective customers which is either confidential or proprietary or competitively sensitive; and

(iii) Miscellaneous Information and Documentation. All records, reports, analyses,memoranda, notes, analyses, compilations, studies, reports and copies and extracts thereof, however and whenever arising, containing any Protected Property with respect to any of the foregoing in every recordable form.

"KBS Property" includes but is not limited to information provided by or on behalf of a party to this Agreement before and after the date hereof.

"KBS Property" does not include (a) information which is or becomes known to the general public through no fault of the receiving party, (b) information which was rightfully in the possession receiving party prior to its disclosure by or on behalf of the other party hereto, and (c) information which comes into the possession of receiving party without violation of any contractual or legal obligation. Even if these exceptions to the confidential nature of information provided do apply to a specific item, that does not relieve the receiving party of its obligations hereunder with respect to all other items. The receiving party shall have the burden of proof relating to all exceptions to the confidential treatment of Protected Property.